UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 10, 2016

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 7, 2016, American Woodmark Corporation (the “Company”) granted restricted stock unit (“RSU”) awards to Messrs. Dunston, Culbreth, Campbell and Adams pursuant to the RSU grant template attached hereto as Exhibit 10.1 in the following amounts: 11,810, 4,140, 4,370 and 3,640, respectively. Each RSU represents the right to receive one share of the common stock of the Company, subject to the satisfaction of certain vesting conditions. 35% of each award vests based on the executive’s continued employment through the third anniversary of the grant date, 20% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain cultural goals for the period ending with the Company’s 2019 fiscal year, and the remaining 45% of each award vests based on the executive’s continued employment through the third anniversary of the grant date and the achievement of certain annual performance goals for the Company’s 2017, 2018 and 2019 fiscal years. Each award is subject to accelerated vesting in certain circumstances, including the executive’s retirement, death, disability or qualifying termination in connection with a change in control.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

Exhibit 10.1    Form of Grant Letter used in connection with restricted stock unit awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	President & Chief Executive Officer

Date: June 10, 2016	Date: June 10, 2016
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer